                                                                Exhibit 4.4


                          FORM OF WARRANT CERTIFICATE
                               AIRGATE PCS, INC.

No. _____

                  WARRANTS TO PURCHASE SHARES OF COMMON STOCK

          This certifies that [LUCENT TECHNOLOGIES INC.] or its registered assigns, is the owner of [___________] Warrants, each of which represents the right to purchase from AIRGATE PCS, INC., a Delaware corporation (the "Company"), one share of the Common Stock, par value $0.01 per share, of the
 -------
Company at an exercise price (the "Exercise Price") of [$___] per share of
                                   --------------
Common Stock (subject to adjustment as provided in the Warrant Agreement referred to below), upon surrender hereof at the office of the Company, with the Subscription Form on the reverse hereof duly executed, with signature guaranteed as therein specified and simultaneous payment in full by wire transfer, in cash or by certified or official bank or bank cashier's check payable to the order of the Company. Notwithstanding the foregoing, if the shares of Common Stock (or other securities) issuable upon exercise of the Warrants are registered under the Exchange Act, the Exercise Price may be paid by surrendering additional Warrants to the Company having an aggregate Spread equal to the aggregate Exercise Price of the Warrants being exercised. At any time beginning on or after the Issuance Date and ending on or before the Expiration Date, any outstanding Warrants may be exercised on any Business Day; provided that the Warrant Registration Statement is, at the time of exercise, effective and available for the exercise of Warrants or the exercise of such Warrants is exempt from the registration requirements of the Securities Act.

          This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of August 16, 1999 (the "Warrant Agreement"), between
                                                    -----------------
the Company and Lucent Technologies Inc., and a Warrant Registration Rights Agreement dated as of August 16, 1999 (the "Warrant Registration Rights
                                            ---------------------------
Agreement") between the Company and Lucent Technologies Inc., and is subject to
---------
the Certificate of Incorporation and Bylaws of the Company and to the terms and provisions contained therein, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The terms of the Warrant Agreement and the Warrant Registration Rights Agreement are incorporated herein by this reference and made a part hereof. Reference is hereby made to the Warrant Agreement and the Warrant Registration Rights Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the Holders of the Warrants. The summary of the terms of the Warrant Agreement and the Warrant Registration Rights Agreement contained in this Warrant Certificate is qualified in its entirety by express reference to the Warrant Agreement and the Warrant Registration Rights Agreement. All terms used in this Warrant Certificate that are defined in the Warrant Agreement and the Warrant Registration Rights Agreement shall have the meanings assigned to them in such agreements.

          Copies of the Warrant Agreement and the Warrant Registration Rights Agreement are on file at the office of the Company and may be obtained by writing to the Company at the following address:

          AirGate PCS, Inc.
          Harris Tower, Suite 1700
          233 Peachtree Street, N.E.
          Atlanta, Georgia 30303
          Attention: President

          If the Company merges or consolidates with or into, or sells all or substantially all of its property and assets to, another Person and the consideration received by holders of shares of Common Stock consists solely of cash, the Holders of Warrants shall be entitled to receive distributions on the date of such event on an equal basis with holders of shares of Common Stock (or other securities issuable upon exercise of the Warrants) as if the Warrants had been exercised immediately prior to such event (less the Exercise Price). Upon receipt of such payment, if any, the rights of a Holder shall terminate and cease and such Holder's Warrants shall expire.

          The number of shares of Common Stock purchasable upon the exercise of each Warrant and the Exercise Price per share are subject to adjustment as provided in the Warrant Agreement. Except as stated in the immediately preceding paragraph, in the event the Company merges or consolidates with, or sells all or substantially all of its assets to, another Person, each Warrant will, upon exercise, entitle the Holder thereof to receive the number of shares of capital stock or other securities or the amount of money and other property which the holder of a share of Common Stock (or other securities or property issuable upon exercise of a Warrant) is entitled to receive upon completion of such merger, consolidation or sale.

          As to any final fraction of a share which the same Holder of one or more Warrant Certificates would otherwise be entitled to purchase upon exercise thereof in the same transaction, the Company may pay the cash value thereof determined as provided in the Warrant Agreement.

          Subject to Article VI of the Warrant Agreement, all shares of Common Stock issuable by the Company upon the exercise of Warrants shall be validly issued, fully paid and not subject to any calls for funds, and the Company shall pay any taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery thereof upon exercise of Warrants (other than income taxes imposed on the Holders). The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock (including other securities or property issuable upon the exercise of the Warrants) or payment of cash to any Person other than the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant and in case of such transfer or payment, the Company shall not be required to issue any share certificate or pay any cash until such tax or charge has been paid or it has been established to the Company's satisfaction that no such tax or charge is due.

          Subject to the restrictions on and conditions to transfer set forth in Articles II and VIII of the Warrant Agreement, this Warrant Certificate and all rights hereunder are transferable by the registered Holder hereof, in whole or in part, on the register of the Company maintained by the Company at its chief executive office, upon surrender of this Warrant Certificate duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the

Company duly executed, with signatures guaranteed as specified in the attached Form of Assignment, by the registered Holder hereof or his attorney duly authorized in writing and by such other documentation required pursuant to the Warrant Agreement and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Company will sign and issue and deliver to such Holder a new Warrant Certificate or Certificates with respect to any portion not so transferred. Each taker and Holder of this Warrant Certificate, by taking and holding the same, consents and agrees that prior to the registration of transfer as provided in the Warrant Agreement, the Company may treat the Person in whose name the Warrants are registered as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding. Accordingly, the Company shall not, except as ordered by a court of competent jurisdiction as required by law, be bound to recognize any equitable or other claim to or interest in the Warrants on the part of any Person other than such registered Holder, whether or not it shall have express or other notice thereof.

          This Warrant Certificate may be exchanged at the office of the Company for Warrant Certificates representing the same aggregate number of Warrants, each new Warrant Certificate to represent such number of Warrants as the Holder hereof shall designate at the time of such exchange.

          Prior to the valid exercise of the Warrants represented hereby, the Holder of this Warrant Certificate, as such, shall not be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote or to consent to any action of the shareholders, to receive any distributions, to exercise any pre-emptive right or to receive any notice of meetings of shareholders, and shall not be entitled to receive any notice of any proceedings of the Company except as provided in the Warrant Agreement.

          This Warrant Certificate shall be void and all rights evidenced hereby shall cease on the earlier of (i) August 15, 2004, or (ii) August 15, 2001 if as of such date, the Company has paid in full all outstanding amounts under the Credit Agreement and has terminated the remaining unused portion of the commitments thereunder, unless sooner terminated by the liquidation, dissolution or winding-up of the Company or as otherwise provided in the Warrant Agreement upon the consolidation or merger of the Company with, or sale of the Company to, another Person or unless such date is extended as provided in the Warrant Agreement.

                              AIRGATE PCS, INC.

                              By: ______________________________
                                  Name:
                                  Title:

Dated: _______________

                     FORM OF REVERSE OF WARRANT CERTIFICATE

                               SUBSCRIPTION FORM

                 (To be executed only upon exercise of Warrant)


   To:    AirGate PCS, Inc.


   Attention:

          The undersigned irrevocably exercises ________ of the Warrants represented by this Warrant Certificate and herewith makes payment of $ _______ (such payment being by wire transfer, in cash or by certified or official bank or bank cashier's check payable to the order or at the direction of AirGate PCS, Inc. or, if the shares of Common Stock (or other securities) issuable upon exercise of the Warrants are registered under the Exchange Act, the exercise price may be paid by surrendering additional Warrants to the Company having an aggregate Spread equal to the aggregate exercise price of the Warrants being exercised) all at the Exercise Price and on the terms and conditions specified in this Warrant Certificate and in the Warrant Agreement and surrenders this Warrant Certificate and all right, title and interest therein to and directs that the shares of Common Stock, par value $0.01 per share, of AirGate PCS, Inc. deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

                                   Check One
                                   ---------

         |_| Payment made by wire transfer, in cash, or by certified or official bank or bank cashier's check.

                                       or
                                       --

         |_| The shares of Common Stock (or other securities) issuable upon exercise of the Warrants are registered under the Exchange Act and payment is being made by surrendering Warrants having an aggregate Spread equal to the aggregate Exercise Price of the Warrants being exercised.


Dated:                   _____________________________________
                         (Signature of Owner)

                         _____________________________________
                         (Street Address)

                         _____________________________________
                         (City)       (State)       (Zip Code)



                         Signature Guaranteed By:

                         _______________________________

Securities and/or check or other property to be issued or delivered to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

                               FORM OF ASSIGNMENT

          In consideration of monies or other valuable consideration received from the Assignee(s) named below, the undersigned registered Holder of this Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by this Warrant Certificate not being assigned hereby) all of the right of the undersigned under this Warrant Certificate, with respect to the number of Warrants set forth below:

Name(s) of Assignee(s):  _____________________________________

Address:  __________________________________________________

No. of Warrants:  ___________________________________________

Please insert social security or other identifying number of assignee(s):

and does hereby irrevocably constitute and appoint ________________________ the undersigned's attorney to make such transfer on the books of __________________ maintained for the purposes, with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES]

          In connection with any transfer of Warrants, the undersigned confirms that without utilizing any general solicitation or general advertising that:

[Check One]

|_| (a) these Warrants are being transferred in compliance with the exemption from registration under the U.S. Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or
                                       --

|_| (b) these Warrants are being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Warrant Certificate and the Warrant Agreement.

                                       or
                                       --

|_| (c) these Warrants are being transferred pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended.

If none of the foregoing boxes is checked, the Company shall not be obligated to register the Warrants in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Article VIII of the Warrant Agreement shall have been satisfied.

Dated:
                              _______________________________
                              (Signature of Owner)

                              _______________________________
                              (Street Address)

                              _______________________________
                              (City)    (State)    (Zip Code)


                              Signature Guaranteed By:

                              ___________________________


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing the Warrant(s) for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the U.S. Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding AirGate PCS, Inc. as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:________________

                         ________________________________________

[NOTE:  To be executed by an executive officer]